As filed with the Securities and Exchange Commission on May 4, 2005
                                                           Registration No. 333-
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                                  PRAXAIR, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                    06-1249050
   (State or Other Jurisdiction             (I.R.S. Employer Identification No.)
 of Incorporation or Organization)

                              39 Old Ridgebury Road
                                Danbury, CT 06810
                    (Address of Principal Executive Offices)

                          2005 EQUITY COMPENSATION PLAN
                   FOR NON-EMPLOYEE DIRECTORS OF PRAXAIR, INC.
                            (Full Title of the Plan)

                               James T. Breedlove
                  Vice President, General Counsel and Secretary
                                  Praxair, Inc.
                              39 Old Ridgebury Road
                                Danbury, CT 06810
                     (Name and Address of Agent for Service)

                                 (203) 837-2000
          (Telephone Number, Including Area Code, of Agent for Service)




                         CALCULATION OF REGISTRATION FEE

   Title of Securities        Amount To Be        Proposed Maximum       Proposed Maximum           Amount of
    To Be Registered           Registered        Offering Price Per     Aggregate Offering      Registration Fee
                                                      Share(1)               Price(1)

Common Stock,                 500,000 Shares          $45.05               $22,525,000                $2,652
$0.01 par value (2)

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended. The price per share is estimated based on the average of the high and low trading prices for Praxair, Inc.'s common stock on April 27, 2005, as reported by the New York Stock Exchange on May 3, 2005.

(2)      Includes the Common Stock Purchase Rights associated therewith.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") will be sent or given to participants in the 2005 Equity Compensation Plan for Non-Employee Directors of Praxair, Inc. (the "Plan") by Praxair, Inc., a Delaware corporation (the "Company"), as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and are hereby incorporated by reference in this Registration Statement:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Commission on March 2, 2005 ("2004 Form 10-K").

     (b) Current Reports on Form 8-K, each as filed with the Commission on April 29, 2005, April 27, 2005, March 1, 2005, February 28, 2005, February 25, 2005,
February 7, 2005, January 31, 2005, January 26, 2005 and January 25, 2005.

     (c) The portions of our proxy statement relating to our Annual Meeting of Stockholders held on April 26, 2005, as filed with the Commission on March 10, 2005, that have been incorporated by reference into the 2004 Form 10-K.

     (d) The description of the Company's Common Stock, $0.01 par value, which is contained in the Registrant's Registration Statement on Form 10 (File No. 1-11037), filed with the Commission on March 10, 1992, as amended by Form 8 dated May 22, 1992, Form 8 dated June 9, 1992 and Form 8 dated June 12, 1992.

     (e) All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is incorporated under the laws of the State of Delaware. Sections 102 and 145 of the Delaware General Corporation Law, or Delaware code, set forth the conditions and limitations governing the indemnification of officers, directors and other persons by Delaware corporations.

     Generally, Section 145 of the Delaware code provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, a Delaware corporation may similarly indemnify such person for expenses actually and reasonably incurred by him or her in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall have determined upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that a present or former director or officer of a Delaware corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

     Generally, Section 102(b)(7) of the Delaware code provides that the certificate of incorporation of a Delaware corporation may contain provisions eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under section 174 of Title VIII, or (iv) for any transaction from which the director derived an improper person benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date which such provisions become effective.

     Article VIII of our Restated Certificate of Incorporation eliminates the personal liability for monetary damages of directors under certain circumstances and provides that each person who is or was a director or officer of us, and each such person who is or was serving at our request as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by us (including the heirs, executors, administrators and estate of such person) shall be indemnified and advanced expenses by us to the fullest extent permitted from time to time by the Delaware code or any applicable laws as presently or hereafter in effect.

     Section 145 of the Delaware code provides that a Delaware corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against the same pursuant to the provisions of the Delaware code.

     Our directors and officers are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Act, which might be incurred by them in such capacities and against which they may not be indemnified by us.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

Exhibit
NUMBER                                     DESCRIPTION

4.1 2005 Equity Compensation Plan for Non-Employee Directors of Praxair, Inc. (incorporated by reference to Exhibit 10.04 of the Company's Current Report on Form 8-K filed on April 29, 2005 (File No. 1-11037)).

*5.1 Opinion of Kelley Drye & Warren LLP regarding the legality of the shares being registered hereunder.

*23.1 Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

*23.2     Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).

*24 Powers of Attorney of Directors and Certain Officers of the Company (included on the signature page hereof).

---------------------------
*  Filed  herewith.

ITEM 9.  UNDERTAKINGS.

(a) The undersigned Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          PROVIDED HOWEVER, that paragraphs (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions described in Item 6 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut on this 26th day of April, 2005.

                                    PRAXAIR, INC.

                                    By: /s/ James T. Breedlove
                                       -----------------------------------------
                                       Name: James T. Breedlove
                                       Title: Vice President, General Counsel
                                              and Secretary

                                POWER OF ATTORNEY

                                   SIGNATURES

Each person whose signature appears below appoints James T. Breedlove his attorney-in-fact and agent, with full power of substitution and resubstitution, to sign and file with the Securities and Exchange Commission any amendments to the Registration Statement (including post-effective amendments), any registration statement permitted under Rule 462 (b) under the Securities Act of 1933 and any amendments thereto and to file with the Securities and Exchange Commission one or more supplements to any prospectus included in any of the foregoing, and generally to do anything else necessary or proper in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                         TITLE                                            DATE
---------                         -----                                            ----

/S/ DENNIS H. REILLEY             Chairman of the Board,                           April 26, 2005
------------------------------    President and Chief Executive Officer
Dennis H. Reilley                 (Principal Executive Officer)

/S/ JAMES S. SAWYER               Senior Vice President                            April 26, 2005
------------------------------    and Chief Financial Officer
James S. Sawyer                   (Principal Financial Officer)

/S/ PATRICK M. CLARK              Vice President and Controller                    April 26, 2005
------------------------------    (Principal Accounting Officer)
Patrick M. Clark

/S/  JOSE ALVES                   Director                                         April 26, 2005
------------------------------
Jose Alves

/S/ CLAIRE W. GARGALLI            Director                                         April 26, 2005
------------------------------
Claire W. Gargalli

                                       7

/S/ IRA D. HALL                   Director                                         April 26, 2005
------------------------------
Ira D. Hall

/S/ RONALD L. KUEHN, JR.          Director                                         April 26, 2005
------------------------------
Ronald L. Kuehn, Jr.

/S/ RAYMOND W. LEBOEUF            Director                                         April 26, 2005
------------------------------
Raymond W. LeBoeuf

/S/ G. JACKSON RATCLIFFE, JR.     Director                                         April 26, 2005
------------------------------
G. Jackson Ratcliffe, Jr.

/S/ WAYNE T. SMITH                Director                                         April 26, 2005
------------------------------
Wayne T. Smith

/S/ H. MITCHELL WATSON, JR.       Director                                         April 26, 2005
------------------------------
H. Mitchell Watson, Jr.
                                  Director                                         April   , 2005

------------------
Robert L. Wood


EXHIBIT INDEX

EXHIBIT
NUMBER                         DESCRIPTION
--------  ----------------------------------------------------------------------

4.1 2005 Equity Compensation Plan for Non-Employee Directors of Praxair, Inc.(incorporated by reference to Exhibit 10.04 of the Company's Current Report on Form 8-K filed on April 29, 2005 (File No. 1-11037)).

5.1 Opinion of Kelley Drye & Warren LLP regarding the legality of the securities being registered hereunder.

23.1 Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2      Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).

24        Powers of Attorney (included on signature page hereof).

---------------------------
*  Filed  herewith.

                                       9